CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Exchange Traded Spreads Trust and to the use of our report dated May 25, 2016 on the balance sheet of Exchange Traded Spreads Trust.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
May 25, 2016